Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Investment Grade Portfolio--2
(BBB Quality or Better)

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-64769 of our opinion dated July 5, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 19, 2000